Exhibit 5.1
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone (713) 524-4110
Facsimile (713) 524-4122

June 28, 2013

Vertex Energy, Inc.
1331 Gemini Street, Suite 250
Houston, Texas 77058

Ladies and Gentlemen:

We have acted as counsel for Vertex Energy, Inc., a Nevada corporation (the "Company"), in connection with the filing, with the Securities and Exchange Commission (the "Commission"), by the Company, of a Registration Statement on Form S-3 (File Number: 333-189107)(such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the "Securities Act") , relating to the offer and sale, from time to time of up to $25,000,000 of (i) shares of common stock, par value $0.001 per share ("Common Stock"), of the Company, (ii) shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock"), (iii) warrants to purchase Preferred Stock or Common Stock, in each case as may be designated by the Company at the time of an offering (the “Warrants”); and (iv) units (the "Units") consisting of shares of Common Stock, Preferred Stock, Warrants, or any combination of the foregoing. The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.”  The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereof, the prospectus included in the Registration Statement (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"), (ii) the Bylaws of the Company, as amended to date (the "Bylaws"), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement.

The Loev Law Firm, PC
June 28, 2013

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and all natural persons signing such documents have the legal capacity to do so; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective, shall not have been terminated or rescinded and will comply with all applicable laws (including, but not limited to Section 10(a)(3) of the Securities Act); (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and forms of such agreement will have been included as an exhibit to the Registration Statement or the Company’s other filings with the Securities and Exchange Commission (the “SEC”); (viii) any securities issuable upon conversion, exchange or exercise of any Warrants, Preferred Stock or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) any shares of Common Stock and Preferred Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Common Stock and Preferred Stock, as applicable, under the Certificate of Incorporation, as amended, then in effect, less any shares of Common Stock and Preferred Stock, as applicable, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; (x) at the time of the issuance of the Securities, (A) the Company will validly exist and will be duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (B) the Company will have the necessary corporate power and due authorization, and (C) the charter documents of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered and there will not have been any authorization of any such amendments, restatements, supplements or other alterations since the date of this letter.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that:

1.           With respect to shares of Common Stock, when both (a) the board of directors (the "Board") of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or such Common Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and non-assessable;

2.           With respect to the Preferred Stock, (a) when the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (b) upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be legally issued, fully paid, and non-assessable;

The Loev Law Firm, PC
June 28, 2013

3.           With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the agreements relating to the Warrants (forms of which have been filed with the SEC)  have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company (if applicable), and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.           With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof, and related matters, (b) the agreements relating to the Units (forms of which have been filed with the SEC) have been duly authorized and validly executed and delivered by the Company and any agent appointed by the Company (if applicable), and (c) the Units or certificates representing the Units have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Units and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Units will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada and Texas (including applicable provisions of the Nevada and Texas Constitutions and reported judicial decisions interpreting such Laws and such Constitutions) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada and Texas law as we have deemed relevant for purposes of this opinion.   We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

The Loev Law Firm, PC
June 28, 2013

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ The Loev Law Firm, PC The Loev Law Firm, PC